                                                                    EXHIBIT 4.1

THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY MAY BE CONVERTED HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.


                            1% CONVERTIBLE DEBENTURE

$575,000                                  OCTOBER 2, 2003 (THE "EFFECTIVE DATE")

FOR VALUE RECEIVED, the undersigned, US DATAWORKS, INC. (the "COMPANY"), hereby promises to pay to the order of JOHN WINFIELD IRA, the holder, or its assigns (the "HOLDER"), in lawful money of the United States of America, and in immediately payable funds, the principal sum of Five Hundred Seventy-five Thousand Dollars ($ 575,000). The principal hereof together with any unpaid accrued interest thereon, shall be due and payable on demand on October 2, 2004 (the "DEMAND DATE"). Payment of all amounts due hereunder shall be made at the address of the Holder provided herein. The Company further promises to pay interest at the rate of one percent (1%) PER ANNUM ("INTEREST") on the outstanding principal balance hereof. The accrued Interest shall be payable on the Demand Date.

         This Debenture has not and will not be registered under the Securities Act of 1933, as amended (the "Act") or applicable state securities laws, in reliance on the exemption from registration afforded by Regulation D promulgated under the Act. This Debenture may not be offered, sold, transferred or otherwise disposed of, unless such securities are registered under the Act, or an exemption from the registration requirements of the Act is available.

         Any capitalized terms not defined herein shall have the meaning ascribed to such term as provided in that certain Convertible Debenture and Warrants Purchase Agreement, of even date herewith, entered into by and between Company and Holder (the "PURCHASE AGREEMENT").

         1. REDEMPTION. The Company may redeem this Debenture prior to the Demand Date only if the Holder agrees, in writing, to the terms and condition of such redemption. Any partial redemption of the outstanding principal amount shall in no way release, discharge or affect the remaining obligations of the Company under this Debenture until this Debenture is paid in full.

         2. SUBORDINATION. For purposes of this Debenture and specifically this
Section 2 hereof, the term "SUPERIOR BANK INDEBTEDNESS" shall be defined as follows:

         The principal of, and accrued and unpaid interest on (a) indebtedness of the Company incurred in the ordinary course of business for money borrowed or in respect of letters of credit issued for its own account, to (i) any bank or trust company organized under the laws of the United States or any state or (ii) any savings and loan association; (b) obligations of the Company incurred pursuant to agreements to factor the accounts receivable of the Company; (c) purchase money obligations entered into in the ordinary course of business, evidenced by notes, lease-purchase agreements, purchase contracts or agreements, or similar instruments for the payment of which the Company is responsible or liable, by guarantees or otherwise; (d) obligations of the Company incurred in the ordinary course of business under any agreement to lease, or lease of, any real or personal property which are required to be capitalized in accordance with generally accepted accounting principles, or any other agreement to lease, or lease of, any real or personal property for the benefit of the Company which, by the terms thereof, are expressly designated as Superior Bank Indebtedness; and (e) any modification, renewal, extension or refunding of any such indebtedness, guarantee or obligation; in every case, whether such indebtedness, guarantee or obligation, or such modification, renewal, extension or refunding thereof, was outstanding on the date of execution of this Debenture or thereafter created, incurred or assumed; unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, guarantee or obligation, or such modification, renewal, extension or refunding thereof, is not superior in right of payment to the Debenture.

         The Company agrees, and the Holder of the Debenture issued hereunder by its acceptance thereof likewise agrees, that the Debenture shall be issued subject to the provisions of this Section 2, each person holding any Debenture, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions. This Debenture issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment or satisfaction to the prior payment of Superior Bank Indebtedness.

         Subject to the payment of Superior Bank Indebtedness as provided above and subject to applicable law, the rights of the Holder shall be appropriately subrogated to the rights of the holders of Superior Bank Indebtedness to receive payments or distributions of cash, property or securities of the Company to the extent applicable to the Superior Bank Indebtedness until the principal of, and premium, if any, and Interest on the Debenture shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Superior Bank Indebtedness of any cash, property or securities to which the Holder of the Debenture would be entitled except for the provisions of this
Section 2. It is understood that the provisions of this Section 2 are and are intended solely for the purpose of defining the relative rights of the Holder, on the one hand, and the holders of the Superior Bank Indebtedness, on the other hand.

         3. TRANSFERABILITY. This Debenture shall be freely transferable by the Holder provided such transfer is in compliance with applicable federal and state securities laws.

                                      -2-
                                                              US Dataworks, Inc.
                                                           Convertible Debenture
                                                                 October 2, 2003

         4. CONVERSION.

         (a) The Company shall convert all of this Debenture and any accrued and unpaid Interest into the common stock of the Company, $0.0001 par value per share, and any securities into which such common stock may hereafter be reclassified ("COMMON STOCK") on the Conversion Date. The Company shall deliver to Holder notice of such conversion ("CONVERSION NOTICE") at any time prior to or on the Conversion Date. This Debenture shall not be otherwise convertible prior to the Conversion Date. For purposes of this Section 4, the "CONVERSION DATE" shall mean March 31, 2004.

         (b) The Debenture shall be convertible into such number of Common Stock (the "DEBENTURE SHARES") as will be determined by dividing the principal amount of the Debenture, and all accrued Interest, if any, by the Per Share Conversion Price. The Per Share Conversion Price equals Two Dollars ($2.00), subject to the adjustment for any reverse or forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that may occur after the date of this Agreement. In the event that the average closing price for the Common Stock for the Price Reset Period is less than Two Dollars ($2.00), the Per Share Price shall be adjusted to equal the average closing price for the Price Reset Period, discounted by twenty-five percent (25%); PROVIDED, HOWEVER, that under no circumstance will the Per Share Price be less than Sixty Cents ($0.60). Should the Per Share Price be adjusted as a result of the condition described in the preceding sentence, the Company shall issue to Purchaser, within three (3) Trading Days, the additional shares of Common Stock necessary to give Purchaser that amount equal to the Subscription Amount divided by the (adjusted) Per Share Price less the number of shares previously issued hereunder.

         (c) The Company agrees that such Debenture Shares shall be deemed to be issued to the Holder as the record holder of such shares as of the close of business on the date of the Company's issuance of the Conversion Notice (the "CONVERSION NOTICE DATE"). A stock certificate for the shares of Common Stock shall be delivered to the Holder within ten (10) days following the Conversion Notice Date. No adjustments shall be made to the number of shares issuable upon conversion of this Debenture for any cash dividends paid or payable to holders of record of Common Stock prior to the date as of which the Holder shall be deemed to be the record holder of such Debenture Shares.

         (d) The Company hereby agrees that the Holder shall have certain registration rights as set forth in that certain registration rights agreement entered into by and between the Company and the Holder of even date herewith (the "REGISTRATION AGREEMENT").

         5. DEFAULT. The occurrence of any one of the following events shall constitute an Event of Default:

         (a) The non-payment of any principal or Interest when such payment becomes due and payable and the Company's continued failure to make such payment for a period of ten (10) days thereafter;

                                      -3-
                                                              US Dataworks, Inc.
                                                           Convertible Debenture
                                                                 October 2, 2003

         (b) The material breach of this Agreement and such default continues for ten (10) days after written notice of such default is received by Company;

         (c) The commencement by the Company of any voluntary proceeding under any bankruptcy, reorganization, insolvency, receivership, dissolution, or liquidation law or statute or any jurisdiction, whether now or hereafter in effect; or the adjudication of the Company as insolvent or bankrupt by a decree of a court of competent jurisdiction; or the petition or application by the Company for, acquiescence in, or consent by the Company to, the appointment of any receiver or trustee for the Company or for all or a substantial part of the property of the Company; or the assignment by the Company for the benefit of creditors; or the written admission of the Company of its inability to pay its debts as they mature; or

         (d) The commencement against the Company of any proceeding relating to the Company under any bankruptcy, reorganization, insolvency, receivership, dissolution or liquidation law or statute or any jurisdiction, whether now or hereafter in effect, provided, however, that the commencement of such a proceeding shall not constitute an Event of Default unless the Company consents to the same or admits in writing the material allegations of same, or said proceeding shall remain undismissed for 20 days; or the issuance of any order, judgment or decree for the appointment of a receiver or trustee for the Company or for all or a substantial part of the property of the Company, which order, judgment or decree remains undismissed for 20 days; or a warrant of attachment, execution, or similar process shall be issued against any substantial part of the property of the Company.

         Upon the occurrence of any Event of Default, the Holder may, by written notice to the Company (i) declare all or any portion of the unpaid principal amount due to Holder, together with all accrued interest thereon, immediately due and payable.

         6. NOTICES. Notices to be given hereunder shall be in writing and shall be deemed to have been sufficiently given if delivered personally or sent by overnight courier or messenger or sent by registered or certified mail (air mail if overseas), return receipt requested, or by telex, facsimile transmission, telegram or similar means of communication. Notice shall be deemed to have been received on the date of personal delivery, telex, facsimile transmission, telegram or similar means of communication, or if sent by overnight courier or messenger, shall be deemed to have been received on the next delivery day after deposit with the courier or messenger, or if sent by certified or registered mail, return receipt requested, shall be deemed to have been received on the third business day after the date of mailing. The address of the Company is:

                         US Dataworks, Inc.
                         5301 Hollister Road, Suite 250
                         Houston, Texas 77040

Company shall give written notice of any change of address to the Holder. The address of the Holder is as set forth on the signature page to this Debenture, and the Holder shall give written notice of any change of address to the Company.

                                      -4-
                                                              US Dataworks, Inc.
                                                           Convertible Debenture
                                                                 October 2, 2003

         7. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. The Company consents to the jurisdiction of any court of the State of Texas and of any federal court located in the State of Texas. The Company waives personal service of any summons, complaint or other process in connection with any such action or proceeding and agrees that service thereof may be made, as the Holder may elect, by certified mail directed to the Company at the location provided for in
Section 8 hereof, or, in the alternative, in any other form or manner permitted by law.

         8. GOVERNING LAW. THIS DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA APPLICABLE TO CONTRACT MADE AND TO BE PERFORMED ENTIRELY THEREIN, WITHOUT GIVING EFFECT TO THE RULES AND CONFLICTS OF LAW.

         9. CONFORMITY WITH LAW. All agreements between the Holder and Company are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of deferment or acceleration of the maturity of this Debenture or otherwise, shall the rate of interest hereunder exceed the maximum rate permissible under applicable law. If, from any circumstances whatsoever, the rate of interest resulting from the payment and/or accrual of any amount of interest hereunder, at any time that payment of interest is due and/or at any time that interest is accrued, shall exceed the limits prescribed by such applicable law, then payment and/or accrual of such interest shall be reduced to that resulting from the maximum rate of interest permissible under such applicable law. This provision shall never be superseded or waived.

         10. SEVERABILITY. Every provision hereof is intended to be several. If any provision of this Debenture is determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not effect the other provisions hereof, which shall remain binding and enforceable.

         11. WAIVER; AMENDMENT. The Company hereby waives presentment, demand, protest and notices of protest, demand, dishonor and nonpayment. Any provision of this Debenture may be amended, waived or modified only upon the written consent of the parties hereto.

         12. SUCCESSORS AND ASSIGNS. All the terms and provisions of this Debenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         13. ASSIGNABILITY. The Company's obligations hereunder are nontransferable and nonassignable without the prior written consent of Holder.

         14. ENTIRE AGREEMENT. This Debenture and the Purchase Agreement (as well as any other Transaction Documents attached thereto or described therein) represent the entire agreement between the parties relating to the subject

                                      -5-
                                                              US Dataworks, Inc.
                                                           Convertible Debenture
                                                                 October 2, 2003
matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations or warranties, written or oral, except as set forth herein.

         15. FACSIMILE EXECUTION. Any signature delivered by facsimile transmission shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

         16. LEGAL REPRESENTATION. Company and Holder, respectively, agree and represent that each party has been represented by such party's legal counsel with regard to all aspects of this Debenture, or if such party is acting without legal counsel, that such party has had adequate opportunity and has been encouraged to seek the advice of such party's legal counsel prior to the execution of this Debenture.

         IN WITNESS WHEREOF, the undersigneds have caused this Debenture to be duly executed by their respective authorized signatories as of the date first indicated above.



         HOLDER                                    US DATAWORKS, INC.



         John Winfield IRA                         /S/ John S. Reiland
         -----------------------------             -----------------------------
         Its Authorized Representative               John S. Reiland
                                                   Its Authorized Representative

         /S/ John Winfield                                  CFO
         -----------------------------             -----------------------------
         Title                                     Title


         Address for Notice:
         -------------------


                                      -6-
                                                              US Dataworks, Inc.
                                                           Convertible Debenture
                                                                 October 2, 2003